Exhibit 99.1

PepsiCo Announces Early Tender Results and Increase of Maximum Tender Amount for Cash Tender Offers for Certain Outstanding Debt Securities

PURCHASE, N.Y. – Oct. 21, 2021 – PepsiCo, Inc. (NASDAQ: PEP) today announced that early results and information regarding the increase of the maximum tender amount for cash tender offers for certain outstanding debt securities are available at www.pepsico.com in the “Investors” section under “Cash Tender Offers.” This information will also be filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K, which can be found on the SEC’s website at https://www.sec.gov.

Contacts:	Investor Relations investor@pepsico.com	Communications pepsicomediarelations@pepsico.com

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